UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2014 (February 26, 2014)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2014 Executive Compensation and Awards.

At its meeting on February 26, 2014, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Allegheny Technologies Incorporated (the “Company”) took a number of actions concerning base compensation for 2014 and performance opportunities for performance measurement periods beginning in 2014.

Restructuring of Incentive Opportunities.

For 2014, the Committee restructured the incentive opportunities for the named executive officers by:

•	Reducing target opportunities under the Annual Incentive Plan (“AIP”) by 10% for all named executive officers;

•	Discontinuing the Key Executive Performance Plan (“KEPP”) and the separate Total Shareholder Return Incentive Compensation Program (“TSRP”) long-term incentive plans for 2014. Grants made in 2013 and 2012 under the KEPP and the TSRP will continue through their respective measurement period in accordance with their terms; and

•	Establishing the Long Term Performance Plan (“LTPP”).

Grants under the 2007 Incentive Plan, as amended, for the three-year performance measurement period 2014-2016 consist of awards under the continuing Performance/Restricted Stock Program (“PRSP”) and awards under the newly adopted LTPP.

The PRSP provides for vesting of restricted stock upon the achievement of the pre-set corporate aggregate net income goal at the end of the three-year performance measurement period; one-half of the award is forfeited if the performance goal has not been achieved at that time. The remaining one-half of the grant will vest if the individual remains an employee for five years after the grant date.

Under the LTPP, equity awards consist of (i) grants under the Total Shareholder Return, or TSR, portion of award opportunities based on relative total shareholder return during the three-year performance measurement period, so long as the Company’s performance exceeds the 35th percentile (no award is paid if performance is below the 35% minimum), and (ii) grants of restricted stock under the Long Term Shareholder Value (“LTSV”) portion, which shares will vest upon the achievement of strategic operational goals that are crucial to the completion and implementation of the Company’s capital improvement, acquisition and business development strategies.

The Committee set aggregate compensation opportunities for the named executive officers at levels that approximate the median for the peer group used for compensation benchmarking purposes, as determined by the Committee’s compensation consultant. As described, all grants for the 2014-2016 performance measurement period are equity-based, and payouts will be pro-rated at the end of the performance measurement period if a participant retires during that time as defined in the plans. For the CEO, approximately 65% of aggregate compensation opportunities are in the form of equity and 84% are performance-based at grant.

The aggregate number of shares of stock granted to an individual under any of the long-term incentive plans is determined by dividing a predetermined percentage of the individual’s base salary by the average of the high and low trading prices of a share of Company common stock on the date of grant.

Description of Specific Programs:

A. Base Salaries for 2014

The Committee set base salaries for the named executive officers for 2014 at the approximate median of the compensation benchmarking peer group, as follows:

Name	Title	2014 Base Compensation
Richard J. Harshman	Chairman, President and Chief Executive Officer	$1,000,000
Patrick J. DeCourcy	Senior Vice President, Finance and Chief Financial Officer	$430,000
Hunter R. Dalton	Executive Vice President, Long Products and President, ATI Allvac	$495,000
Terry L. Dunlap	Executive Vice President, Flat Rolled Products and President, ATI Allegheny Ludlum	$495,000
John D. Sims	Executive Vice President, Executive Vice President, High Performance Forgings and Castings, Primary Titanium Operations, and Engineered Alloys and President, ATI Ladish	$495,000

The 2014 base compensation amounts are used to calibrate the incentive awards described below.

B. Annual Incentive Plan for 2014

The individual AIP opportunities are granted at “Threshold,” “Target” and “Maximum” levels, which are predetermined levels of achievement of certain performance goals which are weighted, and are expressed as a percentage of base salary. The Committee also determined that the AIP for 2014 provides appropriate stretch at threshold, target and maximum performance levels. The respective opportunities expressed as a percentage of base salary granted to the named executive officers under the 2014 AIP are as follows:

Name	Threshold	Target	Maximum
Mr. Harshman	57.5%	115%	230%
Mr. DeCourcy	35%	70%	140%
Mr. Dalton	35%	70%	140%
Mr. Dunlap	35%	70%	140%
Mr. Sims	35%	70%	140%

The Committee set AIP performance targets for each Executive Vice President to be measured primarily on the performance of the respective business units over which that individual has direct responsibility. Corporate officer performance will be measured by performance achievements at the corporate level. Under the AIP, the Committee may assess qualitative performance factors in addition to the performance goals and, based upon the achievement of qualitative factors as determined by the Committee, the Committee may add or subtract as much as 20% from the matrix amount for an individual described above.

A prerequisite to any award under AIP, as well as under the long-term plans discussed below, is compliance with the Company’s Corporate Guidelines for Business Conduct and Ethics.

C. Long-Term Incentive Plans with Performance Measurement Periods Beginning in 2014

(1) PRSP

The Committee determined that grants of performance/restricted stock under the PRSP in 2014 provide an appropriate balance between pay-for-performance and employee retention and, for the named executive officers, would be granted at the following percentages of base salary:

Name	Percentage
Mr. Harshman	150%
Mr. DeCourcy	100%
Mr. Dalton	100%
Mr. Dunlap	100%
Mr. Sims	100%

Dividends declared on shares of restricted stock are accumulated and paid in stock to PRSP participants when and to the extent the restrictions lapse on the shares.

(2) LTPP

(A)	TSR. The Committee granted a target number of shares to the named executive officers for the 2014-2016 performance measurement period using the following percentages of base pay:

Name	Percentage
Mr. Harshman	150%
Mr. DeCourcy	100%
Mr. Dalton	100%
Mr. Dunlap	100%
Mr. Sims	100%

The number of shares received by the respective named executive officer at the end of the 2014-2016 performance measurement period is based on the Company’s total shareholder return (generally, the change in the trading prices of a share of Company common stock plus dividends paid) relative to the TSR of a group of publicly traded companies deemed comparable by the Committee and its compensation consultant. The named executive officers can earn in a range of 50% of their target shares for Company performance at “threshold” (35th percentile relative TSR), to a “maximum” of 200% of their target shares for Company performance at the 90th percentile or above.

(B)	LTSV. The Committee granted the named executive officers performance restricted stock, which will vest after three years in whole or in part subject to the achievement of various pre-set strategic operational goals that are expected to create stockholder value over the long-term, using the following percentages of base pay:

Name	Percentage
Mr. Harshman	100%
Mr. DeCourcy	100%
Mr. Dalton	100%
Mr. Dunlap	100%
Mr. Sims	100%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief
Compliance Officer and Corporate Secretary

Dated: March 4, 2014